Exhibit 99.1

Dragonfly Energy Reports Third Quarter 2023 Financial and Operational Results

●	Achieved successful deposition of cathode electrodes, and double-sided dry deposition of both anode and cathode electrodes, at scale, using the Company’s patented dry electrode battery manufacturing process

●	Dragonfly Energy remains on track to achieve delivery of sample domestic battery cells, across a variety of lithium chemistries, to potential customers by year end

●	Launched new all-electric APU, a comprehensive solution to the trucking industry that enables compliance with increasing anti-idling regulations while potentially saving billions of dollars in fuel costs, increasing uptime and payload, and reducing harmful emissions during idle periods

RENO, NEVADA (November 13, 2023) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, today reported its financial and operational results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

●	Net Sales were $15.9 million, compared to $26.1 million in Q3 2022
●	Gross Profit was $4.6 million, compared to $7.0 million in Q3 2022
●	Operating expenses were $(10.5) million, compared to $(10.4) million in Q3 2022
●	Net Loss of $(10.0) million, compared to a Net Loss of $(3.7) million in Q3 2022
●	Diluted Loss per share was $(0.17), compared to $(0.10) in Q3 2022
●	Adjusted EBITDA was $(4.6) million, compared to $(2.7) million in Q3 2022

Operational and Business Highlights

●	Announced entrance into heavy-duty trucking market, with new Battle Born All-Electric APU (auxiliary power unit), enabling reduced fuel costs, increased uptime and payload, and lower harmful emissions (link)
●	Announced successful cathode electrode dry deposition, at scale, for American made lithium batteries (link)
●	Announced successful manufacture of lithium battery cell using high-purity recycled battery materials (link)
●	Announced expansion of business with new distributor and location in the Midwest (link)
●	Announced new program win at nuCamp, continuing to gain share in the RV market (link)
●	Announced U.S. Patent for innovative battery pack assembly design, enabling flexible custom installation solutions and increased energy density (link)

“We have achieved a number of important milestones since our last call, including new customer wins within the RV market and the launch of our new all-electric APU, furthering our expansion efforts into the heavy-duty and fleet trucking markets. On the technology front, we completed our domestic cell manufacturing pilot line and announced the successful production of both anode and cathode material at scale, putting us on track to deliver sample battery cells using our patented dry electrode manufacturing process to prospective customers, by year end,” said Denis Phares, Chief Executive Officer of Dragonfly Energy. “While recent financial results continue to experience near-term market headwinds, Dragonfly Energy is executing on our plan by continuing to expand our revenue opportunities in existing and adjacent markets, while bringing new products and new capabilities to market. We remain excited about what lies ahead and sharing more about our progress in the coming quarters.”

Third Quarter 2023 Financial Results

Third quarter 2023 Net Sales were $15.9 million, compared to $26.1 million in the third quarter of 2022. The year-over-year decline in revenue was due to lower OEM and DTC battery and accessory sales compared to the same quarter a year ago. OEM revenue declined by $8.3 million in the quarter. As discussed on our last earnings call, we were notified that due to weaker demand for its products, our largest OEM customer decided to switch from installing our storage solutions as a standard feature to an option on its products. As expected, this had a material adverse impact on our OEM sales in the third quarter of 2023. DTC revenue decreased by $1.9 million compared to the same quarter a year ago, as a result of decreased demand for our products due to ongoing macro-economic factors, such as higher interest rates and inflation.

Third quarter 2023 Gross Profit was $4.6 million, compared to $7.0 million in the third quarter of 2022. The decrease was primarily due to lower overall sales and unit volumes, offset by a positive change in revenue mix, with a greater percentage of higher margin DTC sales in the current year quarter.

Operating Expenses in the third quarter of 2023 were $(10.5) million, compared to $(10.4) million in the prior year quarter, as higher research and development costs were largely offset by decreased general, administrative, sales and marketing expenses.

Total Other Expenses were $(4.1) million, compared to $(1.2) million in the prior year period. The increase was primarily due to higher interest rate expenses related to the Company’s debt securities.

The Company had a Net Loss of $(10.0) million, or $(0.17) per diluted share in the third quarter of 2023, compared to a Net Loss of $(3.7) million or $(0.10) per diluted share in the prior year quarter. Net Income in the current quarter was impacted by lower sales, lower gross profit, and increased other expense.

Third quarter 2023 EBITDA was $(5.7) million, compared to EBITDA of $(3.1) million in the third quarter of 2022. Third quarter 2023 Adjusted EBITDA, excluding stock-based compensation, the change in the fair market value of the Company’s warrants, and other one-time expenses, was a negative $(4.6) million in the quarter, compared to $(2.7) million in the same quarter a year ago.

The Company ended the third quarter of 2023 with $13.2 million in cash. Dragonfly Energy retains strong financial flexibility with access to a largely undrawn $150 million equity line of credit.

Q4 2023 Outlook

The Company continues to face headwinds in its core markets, which are dominated by consumer discretionary spending. The RV industry, in particular, is undergoing more severe unit declines than previously expected, and while the Company continues to win share within the RV market, these unit declines continue to negatively impact growth over the near-term. Additionally, as previously discussed, our largest RV customer, in an effort to reduce costs, has changed our storage offering from a standard installation to a dealer option. While this customer is not moving to a different solution or competitor, we do expect this change in strategy to continue to have a material limiting effect on our revenue throughout the remainder of 2023 and potentially into 2024.

●	Net Sales are expected to range between $10.0 - $14.0 million, negatively impacted by continued softer demand from the overall RV market
●	Gross Margin is expected in the range of 21.0% - 26.0%
●	Operating Expenses are expected to be in a range of $(9.0) - $(12.0) million
●	Other Income (Expense) is expected be an expense in the range of $(3.5) - $(4.5) million
●	Net Losses are expected to be between $(9.0) - $(14.5) million for the quarter, or $(0.15) - $(0.24) per share based on approximately 60.0 million shares outstanding

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its third quarter 2023 financial results this afternoon, Monday, November 13, 2023, at 5:00 pm ET. The call can also be accessed live via telephone by dialing (206) 962-3782, toll-free in North America (888) 259-6580, or for international callers (416) 764-8624, and referencing Dragonfly Energy. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx on the Events and Presentations page on the Investor Relations section of Dragonfly’s website.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly Energy’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly Energy’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly Energy is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2023 results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: headwinds in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully optimize solid state cells and to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of the coronavirus disease pandemic, including any mutations or variants thereof and/or the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Sioban Hickie

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in Thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Current Assets
Cash	$13,235	$17,781
Accounts receivable, net of allowance for credit losses	4,336	1,444
Inventory	41,907	49,846
Prepaid expenses	823	1,624
Prepaid inventory	2,074	2,002
Prepaid income tax	529	525
Other current assets	118	267
Total Current Assets	63,022	73,489
Property and Equipment
Machinery and equipment	16,337	10,214
Office furniture and equipment	275	275
Leasehold improvements	1,727	1,709
Vehicle	33	195
Total	18,372	12,393
Less accumulated depreciation and amortization	(2,496)	(1,633)
Property and Equipment, Net	15,876	10,760
Operating lease right of use asset	3,615	4,513
Total Assets	$82,513	$88,762

Current Liabilities
Accounts payable	$9,889	$13,475
Accrued payroll and other liabilities	10,788	6,247
Customer deposits	217	238
Uncertain tax position liability	128	128
Notes payable, current portion, net of deferred financing fees	18,700	19,242
Operating lease liability, current portion	1,264	1,188
Financing lease liability, current portion	36	10
Total Current Liabilities	41,022	40,528
Long-Term Liabilities
Warrant liabilities	14,165	32,831
Accrued expenses, long-term	351	492
Operating lease liability, net of current portion	2,565	3,541
Financing lease liability, net of current portion	75	38
Total Long-Term Liabilities	17,156	36,902
Total Liabilities	58,178	77,430

Equity
Common stock, 170,000,000 shares at $0.0001 par value, authorized, 58,880,712 and 43,272,728 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	6	4

Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-

Additional paid in capital	68,293	38,461
Retained deficit	(43,964)	(27,133)
Total Equity	24,335	11,332
Total Liabilities and Shareholders’ Equity	$82,513	$88,762

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statements of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	September 30, 2022

Net Sales	$15,889	$26,117

Cost of Goods Sold	11,317	19,079

Gross Profit	4,572	7,038

Operating Expenses
Research and development	1,385	753
General and administrative	6,005	6,336
Selling and marketing	3,083	3,358

Total Operating Expenses	10,473	10,447

Loss From Operations	(5,901)	(3,409)

Other (Expense) Income
Interest expense	(3,977)	(1,166)
Change in fair market value of warrant liability	(145)	-
Total Other (Expense) Income	(4,122)	(1,166)

Loss Before Taxes	(10,023)	(4,575)

Income Tax (Benefit) Expense	-	(886)

Net Loss	$(10,023)	$(3,689)

Loss Per Share- Basic	$(0.17)	$(0.10)
Loss Per Share- Diluted	$(0.17)	$(0.10)
Weighted Average Number of Shares- Basic	58,736,013	38,129,422
Weighted Average Number of Shares- Diluted	58,736,013	38,129,422

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statements of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Nine Months Ended
	September 30, 2023	September 30, 2022

Net Sales	$53,954	$66,042

Cost of Goods Sold	40,541	46,481

Gross Profit	13,413	19,561

Operating Expenses
Research and development	3,332	1,951
General and administrative	23,114	13,778
Selling and marketing	11,075	9,331

Total Operating Expenses	37,521	25,060

Loss From Operations	(24,108)	(5,499)

Other (Expense) Income
Interest expense	(11,905)	(3,657)
Change in fair market value of warrant liability	19,182	-
Total Other (Expense) Income	7,277	(3,657)

Loss Before Taxes	(16,831)	(9,156)

Income Tax (Benefit) Expense	-	(1,700)

Net Loss	$(16,831)	$(7,456)

Loss Per Share- Basic	$(0.34)	$(0.20)
Loss Per Share- Diluted	$(0.34)	$(0.20)
Weighted Average Number of Shares- Basic	50,166,320	37,098,990
Weighted Average Number of Shares- Diluted	50,166,320	37,098,990

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

(U.S. Dollars in Thousands)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash Flows From Operating Activities
Net Loss	$(16,831)	$(7,456)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	6,387	1,155
Amortization of debt discount	995	1,783
Change in fair market value of warrant liability	(19,182)	-
Deferred tax liability	-	(1,707)
Non-cash interest expense (paid-in-kind)	3,738	-
Provision for doubtful accounts	147	-
Depreciation and amortization	909	648
Loss on disposal of property and equipment	116	62
Changes in Assets and Liabilities
Accounts receivable	(3,039)	(3,037)
Inventories	7,939	(12,360)
Prepaid expenses	801	(1,259)
Prepaid inventory	(72)	3,732
Other current assets	149	(2,114)
Other assets	898	831
Income taxes payable	(4)	(927)
Accounts payable and accrued expenses	343	(3,915)
Customer deposits	(21)	(147)
Total Adjustments	104	(17,255)
Net Cash Used in Operating Activities	(16,727)	(24,711)

Cash Flows From Investing Activities
Purchase of property and equipment	(6,507)	(6,065)
Net Cash Used in Investing Activities	(6,507)	(6,065)

Cash Flows From Financing Activities
Proceeds from public offering, net	21,640	-
Proceeds from public offering (ATM), net	671
Proceeds from note payable, related party	1,000	-
Repayment of note payable, related party	(1,000)	-
Repayment of note payable	(5,275)	-
Proceeds from exercise of Public Warrants	747	-
Proceeds from exercise of options	359	707
Proceeds from stock purchase agreement	-	15,000
Proceeds from exercise of Investor Warrants	546	-
Net Cash Provided by Financing Activities	18,688	15,707

Net Increase (Decrease) in Cash	(4,546)	(15,069)
Beginning cash	17,781	28,630
Ending cash	$13,235	$13,561

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Net Loss	$(10,023)	$(3,689)	$(16,831)	$(7,456)
Interest Expense	3,977	1,166	11,905	3,657
Taxes	-	(886)	-	(1,700)
Depreciation and Amortization	316	259	909	648
EBITDA	$(5,730)	$(3,150)	$(4,017)	$(4,851)
Adjusted for:
Stock Based Compensation(1)	946	436	6,387	1,155
Separation Agreement(2)	-	-	720	-
June Offering Costs(3)	-	-	904	-
Promissory Note Forgiveness(4)	-	-	-	469
Change in fair market value of warrant liability(5)	145	-	(19,182)	-
Adjusted EBITDA	$(4,639)	$(2,714)	$(15,188)	$(3,227)

(1)	Stock-Based Compensation is comprised of costs associated with option and RSU grants made to our employees, consultants and board members.
(2)	Separation Agreement is comprised of $720 in cash severance associated with the separation agreement dated April 26, 2023 between us and our former Chief Legal Officer.
(3)	June Offering Costs are comprised of fees and expenses, including legal, accounting, and other expenses associated with our secondary offering.
(4)	Promissory Note Foregiveness is comprised of the loan that was forgiven, prior to the Business Combination, in connection with the promissory note, with a maturity date of March 1, 2026, between us and John Marchetti, our former Chief Financial Officer and current Senior Vice President, Operations.
(5)	Change in fair market value of warrant liability represents the change in fair value for the three and nine month period ended September 30, 2023.

Source: Dragonfly Energy Holdings Corp.